UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – December 17, 2018

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2018, SIFCO Industries, Inc. (the “Company”) and certain of its subsidiaries entered into an Export Credit Agreement (the “Export Credit Agreement”) with JPMorgan Chase Bank, N.A., a national banking association (the “Lender”). Pursuant to the terms of the Export Credit Agreement, the Lender will lend amounts to the Company on foreign receivables that are guaranteed by the Export-Import Bank of the United States of America. The Export Credit Agreement provides for a revolving commitment of $5,000,000.

Borrowings under the Export Credit Agreement will bear interest at (depending on the type of borrowing) the CBFR or Adjusted LIBO Rate, plus the applicable margin as set forth in the Export Credit Agreement. The maturity date under the Export Credit Agreement is August 6, 2021 (or such earlier date as the revolving commitments under the Export Credit Agreement are reduced to zero or otherwise terminated).

The Export Credit Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, the affirmative covenants under the Company’s Credit Agreement dated August 8, 2018 (as amended, the “Credit Agreement”) with the Lender.

In connection with entering into the Export Credit Agreement, the Company also entered into the Second Amendment (the “Second Amendment”) to its Credit Agreement. The Second Amendment amends certain definitions and provisions to provide for the Company’s entrance into the Export Credit Agreement.

The foregoing descriptions of the Export Credit Agreement and Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Export Credit Agreement and Second Amendment attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01, Exhibit 10.1 and Exhibit 10.2 of this report are incorporated herein by reference.

Item 8.01 Other Events.

On December 17, 2018, the Company entered into a share repurchase agreement with Wyman-Gordon Company, pursuant to which the Company agreed to privately repurchase 20,636 restricted shares of common stock of the Company that were privately issued to Wyman-Gordon pursuant to an agreement between the parties in 1995. The Company will consummate the repurchase of the shares at a price of $3.00 per share, in January 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Export Credit Agreement, dated December 17, 2018, by and among SIFCO Industries, Inc., T & W Forge, LLC, Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A., a national banking association.

10.2 Second Amendment to Credit Agreement, dated December 17, 2018, by and among SIFCO Industries, Inc., T & W Forge, LLC, Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A., a national banking association.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: December 19, 2018
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)